Exhibit 107

Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

BAO Holding Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0001 each	(1)	457(o)	3,750,000	$	$18,750,000.00	0.0001381	$2,589.38
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0001 each	(2)	457(o)	562,500		2,812,500.00	0.0001381	388.41

Total Offering Amounts:							$21,562,500.00		2,977.78
Total Fees Previously Paid:									0.00
Total Fee Offsets:									1,320.49
Net Fee Due:									$1,657.29

Offering Note(s)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price attributable to additional ordinary shares that the underwriter has the option to purchase to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

(2)	Includes Class A ordinary shares that may be purchased by the underwriter pursuant to their over-allotment option.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	BAO Holding Ltd.	(1)	F-1	333-289723	August 20, 2025		$1,320.49	Equity	Class A ordinary shares, par value $0.0001 each		$8,625,000
Fee Offset Sources	BAO Holding Ltd.		F-1	333-289723		August 20, 2025						$1,320.49

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-289723) was initially filed on August 20, 2025 and was declared effective on December 2, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on December 31, 2025.